                                                                    EXHIBIT 3.35

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CO-STEEL RECYCLING INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 1997, AT 9 O'CLOCK A.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING





                                            Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2748930                  8100                 AUTHENTICATION:  8459027

971152456                                          DATE: 05-09-97

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CO-STEEL RECYCLING INC.

          The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

                  FIRST: The name of the corporation is:

                         CO-STEEL RECYCLING INC.

                  SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

                  FOURTH: The corporation shall be authorized to issue the following shares:

                  Class                 Number of Shares            Par Value
                  -----                 ----------------            ---------
                  COMMON                1,500                       NO PAR VALUE

                  FIFTH: The name and address of the incorporator are as follows:

                  NAME                          ADDRESS
                  ----                          -------
                  Ray A. Barr                   10 Bank Street
                                                White Plains, New York 10606

                  SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

                  (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the: by-laws. Election of directors need not be by ballot unless the By-Laws so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                           (a) To make, alter, amend, change, add to or repeal
                  the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation, to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                           (b) To determine from time to time whether, and to
                  what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

                  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be so ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting, (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                  SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived-an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

          IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this eighth day of May, 1997.



                                      /S/RAY A. BARR
                                      -----------------------------------------
                                         Ray A. Barr, Incorporator

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF. "CO-STEEL RECYCLING INC.", CHANGING ITS NAME FROM "CO-STEEL RECYCLING INC." TO "CO-STEEL BENEFIT PLANS USA INC.", PILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2000, AT 9 O'CLOCK A.M.

          A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.








                                          Edward J. Freel
                                          --------------------------------------
                                          Edward J. Freel, Secretary of State

2748930               8100                  AUTHENTICATION: 0805130

001583490                                        DATE: 11-20-00

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                           OF CO-STEEL RECYCLING INC.

          Co-Steel Recycling Inc., a Delaware corporation (the "Corporation"), by its duly authorized officers, hereby certifies as follows:

          1. The name of the Corporation is Co-Steel Recycling Inc.

          2. The Corporation's Certificate of Incorporation is hereby amended by deleting Article 1 thereof and by substituting in lieu of said Article the following new Article 1:

          "The name of the corporation is Co-Steel Benefit Plans USA Inc."

          3. The foregoing amendment to the Corporation's Certificate of Incorporation was duly adopted on November 8, 2000 in accordance with Section 242 of the General Corporation Law of the State of Delaware (the "GCL") by (i) unanimous written consent of the Board of Directors of the Corporation acting without a meeting pursuant to Section 141 (f) of the GCL followed by (ii) written consent of the holder of all of the Corporation's outstanding capital stock pursuant to Section 228(a) of the GCL.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by its President and Secretary who affirm the truth of the statements herein set forth this 8th day of November, 2000.

                                       CO-STEEL RECYCLING INC.

                                       By: Terry G. Newman
                                           --------------------------------
                                           Terry G. Newman
                                           President

ATTEST:

Brett Richards
-------------------------------
Brett Richards
Secretary

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 11/20/2000
                                                   001583490 - 2748930

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is

                         CO-STEEL BENEFIT PLANS USA INC.

          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on April 10, 2002



                                      /s/Andy Boulanger
                                      -----------------------------------------
                                      Name: Andy Boulanger
                                      Title: Secretary







State of Delaware
Secretary of State
Division of Corporations
Filed 09:00 AM 4/17/2002
020244255 - 2748930